Exhibit 10.52

RedChip Agreement

This JOINT MARKETING AGREEMENT (the “Agreement”) is made and entered into this day of November 8th, 2013, 2013 by and between RedChip Companies Inc., located at 500 Winderley Place, Suite 100, Maitland, Florida 32751 (hereinafter referred to as “RC”), and InterCloud Systems, Inc. (Hereinafter referred to as the “Company”) located at 331 Newman Springs Road, Building 1 Suite 104, Red Bank NJ, 07701.

WITNESSETH:

In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. INDEPENDENT CONTRACTOR

The Company hereby hires and employs RC as an independent contractor; and RC does hereby accept its position as an independent contractor to the Company, upon the terms and conditions hereinafter set forth.

2. TERM

The initial term of the RC Investor Relations, Research and Media Program (the “IR Program Term”) shall be for six (6) months from the date of this Agreement. Agreement will extend for an additional six (6) months with 30 day verbal or written notice from Company, under the payment terms listed in Section 4.2 and 4.4 of this Agreement.

3. DUTIES AND OBLIGATIONS OF RC

During the RC IR (the Investor Relations Program), RC shall have the following duties and obligations under this Agreement.

3.1	RESEARCH - RedChip Research Profile:

3.1.1	TIMING – Profile to be mailed within the first two months of contract signing and emailed within the first six weeks of contract signing.

3.1.2	THESIS – This report shall include the Development of Investment Thesis and a range of target prices based upon certain assumptions.

3.1.3	Distribution–both Print and Digital;

•      Print to include – four page report mailed to 50,000 targeted retail and institutional investors.
•      Digital to include-e-mailing to 60,000 retail and institutional investors.

500 Winderley Place, Suite 100, Maitland, FL  32751
(407) 644-4256 phone * (407) 644-0758 fax
www.RedChip.com

3.1.7 DISTRIBUTE VIA COMPANY - to include;

The Company will also have the right to distribute such report to whom it desires and in any quantity.

3.2)  REDCHIP MESSAGING, ROAD-SHOWS, TELEMARKETING, TV

3.2.1 Develop and implement capital markets messaging reflected in news releases, shareholder letters, power point presentations, social media, and traditional media.

3.2.2 Develop and implement news flow strategy that is consistent, systematic and comprehensive.

3.4 REDCHIP TV ™, “Money Report with Dave Gentry” to include:

3.4.1 One interview per month on the RedChip Money Report™ show airing on Fox Business Network for the first three months of service, and thereafter quarterly.

3.4.2 One interview per month on the RedChip Money Report™ show airing on Bloomberg Europe for the first three months of service, and thereafter quarterly.

3.4.3 Interview and or host updates upon the announcement of significant news items.

3.5  RC will disseminate information about the Company; quantify book buying activity; and as appropriate, organize  teleconferences, city-wide broker conferences, and on-site due diligence meetings with select groups of brokers, micro-cap analysts and fund managers; and focus on creating consistent increases in daily trading activity.

3.5.1 RC will be available to the Company to field any calls from firms, individual investors/shareholders and brokers inquiring about the Company.

3.5.2 RC will work to bring on new market makers.

3.5.3 RC will set up a minimum of  three  (3) one-two day road-shows with stock-brokers, family offices, fund managers, and Registered Investment Advisors,  in cities to be determined by the Company and RedChip.

500 Winderley Place, Suite 100, Maitland, FL  32751
(407) 644-4256 phone * (407) 644-0758 fax
www.RedChip.com

3.6. RedChip will disseminate the Company’s press releases digitally to the RedChip Network™.

3.6.1 RC will execute a full build out of an investor relations web-page.

3.6.3 RC will write a minimum of three (3) blogs for the Company

3.6.4 RC will utilize its social media network to disseminate information on the company, including press-releases, blogs, TV interviews, and research.

3.6.5 RC will report to the Company its progress quarterly in a written report of all of its activities on behalf of the Company.

3.7 REDCHIP VIRTUAL CONFERENCES

3.7.1 Two (2) Company presentations during the 2014 Virtual conference series.

2014 Schedule

•	January 22-23, 2014
•	April 23-24, 2014
•	July 16-17, 2014
•	October 1-2, 2014

4. RC’S   COMPENSATION

Upon the execution of this Agreement, the Company hereby covenants and agrees to pay RC as follows:

4.1)	$12,000 per month for the first six months of service, payment due immediately upon execution of this Agreement and thereafter on the 9th of each month

4.2)	$15,000 per month for months seven (7) through twelve (12), if Company chooses to renew, payment being due on the 9th of each month.

4.3)	7,500 shares of Rule 144 stock, due within ten (10) days of the execution of this Agreement.

4.4)	10,000 shares of stock for months seven (7) through twelve (12), if the Company chooses to renew, payment due within ten (10) days of the execution of the new Agreement.

500 Winderley Place, Suite 100, Maitland, FL  32751
(407) 644-4256 phone * (407) 644-0758 fax
www.RedChip.com

5. RC’S EXPENSES AND COSTS

The Company shall pay all costs of food, beverage and rental of facility for broker/investor meetings provided all the above activities and budget were pre-approved by the Company.

6. COMPANY’S DUTIES AND OBLIGATIONS

The Company shall have the following duties and obligations under this Agreement:

6.1 Cooperate fully and timely with RC so as to enable RC to perform its obligations under this Agreement.

6.2 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by RC and inform RC of any inaccuracies of which it is aware contained therein prior to the dissemination of such materials.

6.3 Give full disclosure of all material facts or information concerning the Company to RC and update such information on a timely basis.

7. NONDISCLOSURE

Except as may be required by law, or in the course of normal business, neither the Company nor RC  shall disclose the contents and provisions of this Agreement to any individual or entity without the other party’s prior consent.

Both the Company and RC shall instruct its officers, directors, employees, agents and affiliates of this obligation. If the Company shall provide any information to RC for background or other purposes which it shall identify as confidential or non-public information, RC shall not disclose such information to any party, except as may be required by law pursuant to a written opinion of competent counsel, during the term of this Agreement and for a period of one (1) year thereafter, and RC shall inform its employees, agents, officers, directors and agents of this obligation.

8. MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be given  hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

8.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

8.3 Amendment of Agreement.  This Agreement may be altered or amended, in whole or in part, only in writing signed by both parties.

500 Winderley Place, Suite 100, Maitland, FL  32751
(407) 644-4256 phone * (407) 644-0758 fax
www.RedChip.com

8.4 Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of alike or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

8.5 Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

8.6 Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the conflict of laws provisions thereof.

8.7 Benefits; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.  This Agreement may not be assigned by either party without the written consent of the other party.

8.8 Currency.  In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

9. COUNTERPARTS

This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

InterCloud Systems, Inc.

By:	/s/ Lawrence Sands	Date :	November 8, 2013
Title:	Senior Vice President

      Print Name

 CONFIRMED AND AGREED

REDCHIP COMPANIES, INC. / REDCHIP COMPANIES, INC.

By:	/s/ Dave Gentry	/s/ Jon Cunningham
	Duly Authorized	Witness
	Dave Gentry	Jon Cunningham
	Print Name	Print Name

500 Winderley Place, Suite 100, Maitland, FL  32751
(407) 644-4256 phone * (407) 644-0758 fax
www.RedChip.com